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                                                                   EXHIBIT 10.26

January 28, 2003

Vincent F. Sollitto, Jr.
c/o Photon Dynamics, Inc.
5325 San Ignacio Avenue
San Jose, CA 95119-1202

Dear Vincent:

This letter sets forth the substance of the separation agreement (the "Agreement") that Photon Dynamics, Inc. (the "Company") is offering to you to aid in your employment transition.

         1. SEPARATION. You have resigned from your position as President and Chief Executive Officer of the Company, and your position as a Director of the Company, effective as of January 28, 2003. The Company has accepted your resignation from these positions. Your last day as an employee of the Company will be February 1, 2003 (the "Separation Date"). Between January 28, 2003, and the Separation Date, you will continue as an employee of the Company and will provide transition assistance to the new President and Chief Executive Officer.

         2. ACCRUED SALARY AND PAID TIME OFF. On the Separation Date, the Company will pay you all accrued salary, and all accrued and unused paid time off, earned through the Separation Date, subject to standard payroll deductions and withholdings. You are entitled to these payments regardless of whether or not you sign this Agreement.

         3. CONSULTING AGREEMENT. The Company agrees to retain you, and you agree to make yourself available and to perform, as a consultant under the terms specified below.

                  (a) CONSULTING PERIOD. The Company will engage you as a consultant commencing on the Separation Date and continuing through May 31, 2003 (the "Consulting Period"). During the Consulting Period, the Company only may terminate the Consulting Period for Cause. For purposes of this Section 3(a), "Cause" shall mean: (i) your failure to perform (other than due to mental or physical disability or death) the consulting duties to the reasonable satisfaction of the Company's Board of Directors or the Chief Executive Officer after receipt of a written warning and reasonable opportunity to cure; (ii) any act of dishonesty taken in connection with your responsibilities as a Consultant that is intended to result in your substantial personal enrichment; (iii) your conviction or plea of no contest to a crime that negatively reflects on your fitness to perform your duties or demonstrably harms the Company's reputation or business; (iv) willful misconduct by you that is demonstrably injurious to the Company's reputation or business; or (v) your willful violation of a material Company policy. For purposes of determining whether "Cause" exists, an act or failure to act will be deemed "willful" only if effected not in good faith or without reasonable belief that the action or failure to act was in the best interests of the Company.

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Vincent F. Sollitto, Jr.
Page 2

                  (b) CONSULTING SERVICES. During the Consulting Period, you will make yourself available, by telephone or in person, for up to forty
(40) hours per week to provide consulting services to the Company in any area of your expertise as requested by the Company. The Company anticipates that it will require your services to: (i) transition your current duties and responsibilities; (ii) take steps to retain key employees; (iii) assisting Company management in revising a strategic plan for the Company; and (iv) sell certain assets of the Company. You agree to exercise the highest degree of professionalism and utilize your expertise and creative talents in performing these services. You agree not to represent or purport to represent the Company in any manner whatsoever to any third party during the Consulting Period unless authorized by the Company in writing to do so.

                  (c) CONSULTING FEES. During the Consulting Period, the Company agrees to pay you consulting fees in the amount of $24,811 per month ("Consulting Fees"). As a consultant, the Company will not withhold from the Consulting Fees any amount for taxes (including income and employment taxes) or other payroll deductions. The Company will issue you an IRS 1099 Form with respect to your Consulting Fees. You acknowledge that you will be entirely responsible for payment of any taxes which may be due with regard to the Consulting Fees, and you hereby indemnify and save harmless the Company from any liability for any taxes, penalties or interest that may be assessed by any taxing authority with respect to the Consulting Fees, with the exception of the employer's share of social security and employer's liability for tax treatment of your consultancy, if any. The Company will reimburse you for documented business expenses incurred during the Consulting Period, provided that these expenses have been pre-approved by the Company in writing.

                  (d) OTHER WORK ACTIVITIES. During the Consulting Period, you may engage in employment, consulting or other work relationships in addition to your work for the Company EXCEPT work activity of any type that is competitive with the Company. If you engage in such competitive activity without the Company's express written consent, the Company's obligations to pay you Consulting Fees throughout the Consulting Period, to pay your health insurance premiums under Section 5, and to allow the continued vesting of your stock options under Section 4 will cease immediately and the Consulting Period will end immediately.

         4. STOCK OPTIONS. As provided in your stock option agreements and the applicable stock option plan documents (the "Option Documents"), your Company stock options ("Options") will continue to vest during the Consulting Period. The Options will continue to be governed in all respects by the applicable Option Documents. Notwithstanding the Option Documents, you may exercise the Options for the vested shares, pursuant to the terms in the applicable Option Documents, on or before October 31, 2003; provided, however, the shares received upon exercise may not be entitled to incentive stock option tax treatment. You may wish to consult with your tax advisor about the tax treatment of your Option shares.

         5. HEALTH INSURANCE. As provided by the federal COBRA law and by the Company's current group health insurance policies, you will be eligible to continue your health insurance benefits at your own expense. Later, you may be able to convert to an individual policy through the provider of the Company's health insurance, if you wish. You will be

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Vincent F. Sollitto, Jr.
Page 3

provided with a separate notice of your COBRA rights. If you elect continued coverage under COBRA, as part of this Agreement, the Company will pay the COBRA premiums necessary to continue your current coverage through the Consulting Period.

         6. SEVERANCE. Although the Company has no policy or procedure for providing severance benefits, if you enter into and fulfill your obligations under this Agreement and execute and return the Supplemental Release Agreement (attached hereto as Exhibit A) to the Company on or after the last day of the Consulting Period, the Company will pay you, as severance, an amount equivalent to eight (8) months of your base salary in effect as of the Separation Date, subject to required payroll deductions and withholdings (the "Severance Payment"). The Severance Payment will be paid to you in one (1) lump sum within ten (10) days after the Effective Date of the Supplemental Release Agreement, as defined in Exhibit A.

         7. OTHER COMPENSATION OR BENEFITS. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, severance or benefits after the Separation Date. You further acknowledge and agree that you are not entitled to any compensation or benefits pursuant to the Agreement Regarding Change of Control, dated July 1, 1996, between you and the Company (the "Change of Control Agreement") and that the Change of Control Agreement shall have no further force or effect after the Separation Date.

         8. EXPENSE REIMBURSEMENTS. You agree that, within ten (10) days of the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for these expenses pursuant to its regular business practice.

         9. RETURN OF COMPANY PROPERTY. You agree that, within ten (10) days of the Separation Date, you will return to the Company all Company documents (and all copies thereof) and other Company property in your possession or control, including, but not limited to, Company files, notes, notebooks, drawings, records, plans, forecasts, reports, proposals, studies, financial information, sales and marketing information, research and development information, personnel information, specifications, computer-recorded information, tangible property and equipment, credit cards, entry cards, identification badges and keys; and, any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part); provided that you shall be entitled to retain any such property necessary to complete your consulting duties.

         9. PROPRIETARY INFORMATION OBLIGATIONS. You acknowledge your continuing obligations to refrain from any use or disclosure of the Company's confidential or proprietary information or materials, unless expressly authorized by the Company.

You further agree to maintain in confidence and not to use or disclose any confidential or proprietary information or materials of the Company that you may obtain or develop during the Consulting Period, except as expressly authorized by the Company, and you hereby assign and transfer to the Company your entire right, title, and interest in and to all inventions, including,

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Vincent F. Sollitto, Jr.
Page 4

but not limited to, ideas, improvements, designs, and discoveries, whether or not patentable or reduced to practice, that you make or conceive in the course of performing consulting services for the Company hereunder. You also agree to return all Company property to the Company upon the completion of the Consulting Period.

         10. CONFIDENTIALITY. The provisions of this Agreement shall be held in strictest confidence by you and the Company and shall not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement to your immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure requirements (including, without limitation, filing this Agreement or disclosing its terms in public filings with the Securities and Exchange Commission); and (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law. By way of example and without limitation, you agree not to disclose the terms of this Agreement to any current or former Company employee.

11. NONDISPARAGEMENT. Both you and the Company's officers and directors agree not to disparage the other party, and the other party's officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that both you and the Company shall respond truthfully, accurately and fully to any question, inquiry or request for information when required by legal process, and the Company shall communicate truthfully, accurately and fully with any government agency.

12. RELEASE. In exchange for the consulting agreement, COBRA payments, Severance Payment and other consideration under this Agreement to which you would not otherwise be entitled, you completely release the Company, and its affiliated, related, parent and subsidiary corporations, and its and their present and former directors, officers, employees, attorneys and agents from any and all claims of any kind, known and unknown, which you may now have or have ever had against any of them, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to your signing this Agreement (the "Released Claims"). The Released Claims include, but are not limited to: (1) all claims arising out of or in any way related to your employment with the Company or the termination of that employment; (2) all claims related to your compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys' fees, and other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act, the federal Age Discrimination in Employment Act of 1967, as amended (the "ADEA") and the California Fair Employment and Housing Act (as amended). Notwithstanding anything contained in this Agreement, nothing herein shall release the Parties' rights under this Agreement; your right (if any) to indemnification granted by any act or agreement of the Company, state or federal law or

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Vincent F. Sollitto, Jr.
Page 5

policy of insurance; your rights in the Company's 401K Plan; your right to make a claim under the Workers' Compensation Act; and, if the Company makes any claim against you, you have the right to assert as a counterclaim, cross-complaint or cross-action any claim, charge, complaint, lien, demand, cause of action, obligation, damage or liability otherwise released by you pursuant to this Paragraph 12.

         13. RELEASE OF ADEA CLAIMS. You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the ADEA and acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which you were already entitled. You further acknowledge that you have been advised by this writing, as required by the ADEA, that: (a) your waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement; (b) you should consult with an attorney prior to executing this Agreement (although you may choose not to do so); (c) you have twenty-one (21) days to consider this Agreement (although you may voluntarily execute this Agreement earlier); (d) you have seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (e) this Agreement shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Agreement is executed by you (the "Effective Date").

14. RELEASE OF UNKNOWN CLAIMS. You acknowledge that you have read and understand Section 1542 of the California Civil Code, which states:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         You hereby expressly waive and relinquish all rights and benefits under that section and any law in any jurisdiction of similar effect with respect to your release of any unknown or unsuspected claims you may have against the Company.

15. MISCELLANEOUS. This Agreement, including Exhibit A, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations; provided, however, that the Indemnification Agreement dated January 10, 2000 between you and the Company, and any confidentiality agreements between you and the Company, shall remain in full force and effect. This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement shall bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question shall be modified by the court so as to be rendered enforceable in a manner which is consistent with the intent of the parties insofar as possible. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

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Vincent F. Sollitto, Jr.
Page 6

If this Agreement is acceptable to you, please sign below and return the original to me.

We wish you all the best in your future endeavors.

Sincerely,

Photon Dynamics, Inc.

By: /s/ Woody Spedden
   ------------------
        Woody Spedden

Exhibit A - Supplemental Release Agreement

UNDERSTOOD AND AGREED:

 /s/ Vincent F. Sollitto, Jr.
-----------------------------
Vincent F. Sollitto, Jr.

DATED:        1/28/03

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                                    EXHIBIT A

                         SUPPLEMENTAL RELEASE AGREEMENT

    (TO BE SIGNED AND RETURNED TO THE COMPANY ON OR AFTER THE LAST DAY OF THE
                               CONSULTING PERIOD)

I agree to the terms in the foregoing Agreement.

In consideration for the consulting agreement, COBRA payments, Extended Exercise Period, Severance Payment and other consideration provided to me in the Agreement to which I would not otherwise be entitled, I completely release the Company, and its affiliated, related, parent and subsidiary corporations, and its and their present and former directors, officers, employees, attorneys and agents from any and all claims of any kind, known and unknown, which I may now have or have ever had against any of them, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Agreement (the "Released Claims"). The Released Claims include, but are not limited to: (1) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company;
(3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys' fees, and other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act, the federal Age Discrimination in Employment Act of 1967, as amended (the "ADEA") and the California Fair Employment and Housing Act (as amended). Notwithstanding anything contained in this Agreement, nothing herein shall release the Parties' rights under this Agreement; your right (if any) to indemnification granted by any act or agreement of the Company, state or federal law or policy of insurance; your rights in the Company's 401K Plan; your right to make a claim under the Workers' Compensation Act; and, if the Company makes any claim against you, you have the right to assert as a counterclaim, cross-complaint or cross-action any claim, charge, complaint, lien, demand, cause of action, obligation, damage or liability otherwise released by you pursuant to this Paragraph 12.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA and acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement; (b) I should consult with an attorney prior to executing this Agreement (although I may choose not to do so); (c) I have twenty-one (21) days to consider this Agreement (although I may voluntarily execute this Agreement earlier); (d) I have seven (7) days following the execution of this Agreement to revoke the Agreement; and (e) this Agreement shall not be effective until the date upon which the revocation period has expired, which shall be the eighth

                                       7.

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day after this Agreement is executed by me (the "Effective Date").

I UNDERSTAND THAT THIS RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. In giving this release, which includes claims which may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any other jurisdiction of similar effect with respect to my release of any unknown or unsuspected claims I may have against the Company.

By:                                         Date:
         Vincent F. Sollitto, Jr.

                                       8.